Exhibit 10.4

AMENDMENT NO. AR2 TO

AMENDED AND RESTATED COLLABORATION AND LICENSE AGREEMENT

This Amendment No. AR2 to the Amended and Restated Collaboration and License Agreement (the “Amendment No. AR2”), effective as of May 12, 2021 (the “Amendment No. AR2 Effective Date”), is by and between D. E. Shaw Research, LLC, a Delaware limited liability company located at 120 West 45th Street, 39th Floor, New York, NY 10036 (“DESRES”), and Relay Therapeutics, Inc., a Delaware corporation located at 399 Binney Street, Cambridge, MA 02139 (“Company”).  DESRES and Company are each sometimes referred to herein as a “Party” or collectively as the “Parties”.

WHEREAS, DESRES and Company are parties to the Amended and Restated Collaboration and License Agreement, effective as of June 15, 2020, as amended by Amendment No. AR1 effective as of February 4, 2021 (collectively, the “Agreement”);

WHEREAS, the Parties desire to increase the Annual Collaboration Fee by mutual agreement, as set forth below;

NOW THEREFORE, the Parties agree, in accordance with Section 17.4 of the Agreement, as follows:

1.	Section 5.1 of the Agreement is hereby deleted in its entirety and replaced as follows:

5.1 Annual Collaboration Fee. On each anniversary of the Effective Date that follows the Restatement Date and occurs during the Initial Research Term, Company will pay to DESRES U.S. $9,875,000. If the Research Term is extended to include any additional Contract Year after the Initial Research Term, the Parties will agree upon an Annual Collaboration Fee for such additional Contract Year.

Each such payment is referred to herein as the “Annual Collaboration Fee”. The Annual Collaboration Fee is partial consideration for DESRES’s execution of this Agreement and has not been determined by reference to any particular contribution to be made, or amount of effort to be expended, by DESRES in the Joint Research Program and may not fully compensate DESRES with respect to DESRES’s activities under the Joint Research Program. The Annual Collaboration Fee is not intended to imply a minimum or maximum amount of effort to be expended by DESRES in the Joint Research Program or any assurance of any particular results.

2.	Capitalized terms used in this Amendment No. AR2 and not defined herein shall have the respective meanings given to such terms in the Agreement.
3.

This Amendment No. AR2 does not amend any terms of the Agreement except as explicitly set forth herein.  After the Amendment No. AR2 Effective Date, references to the “Agreement” shall mean the Amended and Restated Collaboration and License Agreement by and between the Parties effective as of June 15, 2020, as amended by Amendment No. AR1 and this Amendment No. AR2.

4.

Counterparts.  This Amendment No. AR2 may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the Parties.  This Amendment No. AR2 may be executed by the exchange of signature pages in electronic format (including PDF) or digital signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. AR2 to be executed by their duly authorized representatives.

D. E. Shaw Research, LLC	Relay Therapeutics, Inc.
By: /s/ Jennifer McGrady	By: /s/ Brian Adams
Name: Jennifer McGrady	Name: Brian Adams
Title: Authorized Signatory	Title: General Counsel

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